Exhibit 10.6

October 30th, 2017
CONFIDENTIAL: SENT VIA EMAIL
David Faugno
Re: Offer of Employment
Dear David,
We’re excited to offer you full time employment at Qualtrics as Executive Vice President and Chief Financial Officer, and look forward to your contribution. Our success is attributable to our team members, and we feel confident that you will help us continue in our growth and tradition of excellence.
This letter describes the essential elements of Qualtrics’ offer to you and summarizes the terms of your employment. You will be given a more detailed employment agreement to sign prior to your start date.

•	Your starting base salary will be $400,000 annually and will be paid in gross installments of $12,500 on a semi-monthly basis.

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Your variable pay will be $100,000 annually on-target with an opportunity of up to $200,000 annually based upon achievement of key metrics as defined by the company in the Shared Executive Performance Bonus plan.

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You will be eligible to participate in Qualtrics' Restricted Stock Unit plan. By the next scheduled board meeting, you will receive a grant of 1,650,000 Restricted Stock Units. These units will vest ratably over 4 years, with a one year cliff, and quarterly thereafter. There is also a performance based vesting criteria of an IPO or change in control for tax purposes. Additionally, this grant is contingent upon board approval and your signing of the agreement attached as Exhibit A hereto.

•
You will be eligible to participate in Qualtrics' Stock Option plan. By the next scheduled board meeting, you will receive a grant of 1,030,000 Stock Options with a strike price based upon the current 409A valuation. These options will vest ratably over 4 years, with a one year cliff, and quarterly thereafter. Additionally, this grant is contingent upon board approval and your signing of the agreement attached as Exhibit B hereto.

•	We will also provide assistance with your commute to Utah through the use of a corporate apartment for up to 6 months, and first-class tickets for travel for your immediate family members.

1-800-340-9194 | hiring@qualtrics.com | www.qualtrics.com/careers

•	You will be eligible for the Qualtrics benefits package on the first day of the month following your start date. The benefits package includes the following:

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Health Coverage: Qualtrics offers medical, dental, and vision coverage. Information about the plans and pricing for this coverage will be provided to you after your start date, and you will be permitted to choose from several different plan options

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Life and Disability Insurance: At no cost to you, Qualtrics will provide life insurance coverage equal to one year of your base salary as well as long-term disability coverage equal to 60% of your monthly salary. You will have the option to purchase additional life insurance coverage and short-term disability coverage, subject to our insurance carrier’s purchase requirements.

o
Paid Time Off: A salaried employee receives 15 days of paid time off, along with 7 paid holidays throughout the year. In addition, we have a holiday shutdown period each year from December 26 to December 31. Employees who are starting mid-year will have their discretionary time pro-rated 1 day for each month that has passed during the year in which they begin employment with Qualtrics. Every two years that the employee is with Qualtrics, an extra tenure day will be granted for discretionary use.

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401(k) plan: Qualtrics will automatically contribute 3% of your base plus overtime earnings to your 401k. You can contribute between 1% and 90% of your earnings, subject to federal annual contribution limits. You must be 18 years or older to participate and will be eligible for the Qualtrics 401k program the first day of the month, 90 days following your hire date.

Please indicate your acceptance of this offer by signing below and returning a copy of this letter to me via email. This offer of employment is contingent upon your entering into the employment agreement that will be provided to you and your successful completion of a background check. Please complete the background disclosure form sent to you and return it with this offer letter. The terms and benefits described above are current as of the date of this letter but may be changed by Qualtrics at any time in the future in its discretion. Should you have any questions regarding the offer, please feel free to contact me. We look forward to your favorable reply and to a productive and exciting work relationship.

Signature Date

/s/ David Faugno	10/31/2017

Regards,

Chris Beckstead

Qualtrics, LLC

/s/ Chris Beckstead

Exhibit A

Restricted Stock Unit Award Agreement

RESTRICTED STOCK UNIT AWARD NOTICE
UNDER THE QUALTRICS INTERNATIONAL INC.
2014 STOCK OPTION AND GRANT PLAN
Pursuant to the Qualtrics International Inc. 2014 Stock Option and Grant Plan (the “Plan”), Qualtrics International Inc., a Delaware corporation (the “Company”), hereby grants to the grantee set forth below (the “Grantee”), an award of the number of Restricted Stock Units (an “Award”) indicated below, subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Award Notice”) the attached Restricted Stock Unit Award Agreement (this “Agreement”) and in the Plan. Each Restricted Stock Unit shall relate to one share of Class B Common Stock, par value $0.0001 per share, of the Company (“Share”).

Grantee:	David Faugno (the “Grantee”)

No. of Restricted Stock Units:	1,650,000

Grant Date:	[TBD]

Expiration Date:	[TBD] (7 years after grant date)

Vesting Commencement Date:	[First date of employment] (the “Vesting Commencement Date”)

Vesting Schedule:
In accordance with Section 1 of the Agreement, the Restricted Stock Units shallbe subject to both a time-based vesting schedule and performance vesting: (a) Time-Based Vesting Schedule: 25 percent of the Restricted Stock Units shall satisfy the Time Condition (as defined in the Agreement) upon the first anniversary of the Vesting Commencement Date; provided that the Grantee continues to have a Service Relationship with the Company at such time. Thereafter, the remaining 75 percent of the Restricted Stock Units shall satisfy the Time Condition in 12 equal quarterly installments following the first anniversary of the Vesting Commencement Date, provided the Grantee continues to have a Service Relationship with the Company at such time. Notwithstanding anything in this Award Notice or the Agreement to the contrary, in the case of a Sale Event, this Award shall be treated as provided in Section 3(c) of the Plan; provided that, (i) the Company shall provide either that (x) the Restricted Stock Units shall be assumed, continued, or otherwise substituted pursuant to Section 3(c)(ii)(A) of the Plan, or (y) the Time Condition shall be deemed satisfied immediately prior to (and subject to) consummation of the Sale Event, and (ii) in the event the Restricted Stock Units are assumed, continued, or otherwise substituted in a Sale Event, if the Grantee’s employment is terminated without Cause (as defined below) or the Grantee resigns for Good Reason (as defined below) on or within 12 months following such Sale Event, then, subject to the Grantee’s delivery to the Company of an effective release of claims against the Company, its affiliates, directors and officers in a form acceptable to the Company within 45 days after such termination, the Time Condition shall be deemed satisfied. Notwithstanding anything in this Award Notice or the Agreement to the contrary, if the Grantee’s employment is terminated without Cause or the

I Grantee resigns for Good Reason at any other time (i.e., not within 12 months following such a Sale Event), then, subject to the Grantee’s delivery to the Company of an effective release of claims against the Company, its affiliates, directors and officers in a form acceptable to the Company within 45 days after such termination, (a) if such termination occurs prior to the first anniversary of the Vesting Commencement Date, then the Time Condition shall be deemed partially satisfied as if such termination occurred immediately after the first anniversary of the Vesting Commencement Date and (b) if such termination occurs on or after the first anniversary of the Vesting Commencement Date, then the Time Condition shall be deemed partially satisfied as if such termination occurred exactly 3 months after the actual date of termination.

For purposes hereof, (1) “Cause” shall mean (i) the Grantee’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (iv) the Grantee’s material violation of any provision of any agreement(s) between the Grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions; and (2) “Good Reason” shall mean that the Grantee provides notice to the Company within 30 days after the first occurrence of one or more of the following events, the Company (or its successor) fails to cure such event within 30 days after receipt of such notice, and the Grantee resins within 14 days after such 30-day cure period: (i) a material diminution in the Grantee’s responsibilities, authority or duties, including without limitation a change in title alone; (ii) a material diminution in the Grantee’s base salary; or (iii) a material change in the geographic location at which the Grantee is required to provide services to the Company. (b) Performance Vesting: The Restricted Stock Units shall satisfy the performance vesting on the first to occur of (i) immediately prior to a Sale Event or (ii) the Company’s Initial Public Offering, in either case, occurring prior to the Expiration Date.

Attachments: Restricted Stock Unit Agreement, 2014 Stock Option and Grant Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE QUALTRICS INTERNATIONAL INC.
2014 STOCK OPTION AND GRANT PLAN
All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Restricted Stock Unit Award Notice and the Plan.
1.    Conditions and Vesting of Restricted Stock Units. The Restricted Stock Units are subject to both a time-based condition (the “Time Condition”) and performance-based vesting (the “Performance Vesting”) described in paragraphs (a) and (b) below, both of which must be satisfied prior to the Expiration Date before the Restricted Stock Units will be deemed vested and may be settled in accordance with Section 3 of this Agreement.
(a)    Time Condition. The Time Condition shall be satisfied in accordance with the Time-Based Vesting Schedule set forth in the Award Notice.
(b)    Performance Vesting. The Restricted Stock Units shall only satisfy the Performance Vesting on the first to occur of (i) immediately prior to a Sale Event or (ii) the Company’s Initial Public Offering, in either case, occurring prior to the Expiration Date.
(c)    Vesting Date. Each date as of which both the Time Condition and Performance Vesting described in paragraphs (a) and (b) have been satisfied with respect to any Restricted Stock Units shall be referred to as a “Vesting Date.” No Vesting Date shall occur after the Expiration Date. To the extent the Restricted Stock Units have not satisfied both the Time Condition and the Performance Vesting, such Restricted Stock Units shall expire and be of no further force or effect on the Expiration Date.
2.    Termination of Service Relationship. If the Grantee’s Service Relationship with the Company terminates for any reason (including death or disability) prior to the satisfaction of the Time Condition set forth in Section 1(a) above, any Restricted Stock Units that have not satisfied the Time Condition as of such date (after taking into account any acceleration set forth in the Award Notice) shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units. Any Restricted Stock Units that have satisfied the Time Condition as of such date shall remain subject to the Performance Vesting set forth in Section 1(b) above, but shall expire and be of no further force or effect on the Expiration Date.
3.    Receipt of Shares of Stock. As soon as practicable following each Vesting Date, but in no event later than March 15th of the year following the calendar year in which the Vesting Date occurs, the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have satisfied the Time Condition and Performance Vesting pursuant to Section 1 of this Agreement on such Vesting Date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such Shares.
4.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan.
5.    Transfer Restrictions.
(a)    Award Not Transferrable. The Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee.
(b)    Beneficiary Designation. This Award is personal to the Grantee. The Grantee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company and may revoke or change such designation at any time by filing written notice of revocation or change with the Company. Such beneficiary may be entitled to benefits under this Award in the event of the death of the Grantee after a Vesting Date but before the settlement of this Award in accordance with the terms and conditions of this Award. If the Grantee does not designate a beneficiary, or if the designated beneficiary predeceases the Grantee, the legal representative of the Grantee or the Grantee’s estate shall be the beneficiary.
(c)    Restrictions on Transfer of Shares. The Shares acquired upon settlement of the Restricted Stock Units may not be sold, transferred or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 1 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement. In addition, the Shares acquired upon settlement of the Restricted Stock Units shall be subject to the restrictions contained in Section 9 of the Plan.
(d)    Lock-Up. If requested by the Company, a Grantee shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, the Grantee shall execute a separate letter confirming his or her agreement to comply with this Section.
6.    Tax Withholding.
(a)    Grantee Responsible for Tax-Related Items. Regardless of any action that the Company or the Grantee’s actual employer or a Subsidiary or affiliate of the Company with which the Grantee has a Service Relationship if the Grantee is a consultant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, without limitation, the grant, vesting, or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. The Grantee shall not make any claim against the Company or its Board of Directors, officers or employees related to Tax-Related Items arising from this Award or the Grantee’s other compensation. Furthermore, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Withholding. The Grantee shall, not later than the date as of which the receipt or settlement of this Award becomes a taxable event for Federal income tax purposes, satisfy any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Such withholding shall be satisfied, in the Company’s sole discretion, (i) by the Company withholding from Shares to be issued to the Grantee a number of Shares with an aggregate Fair Market Value that would satisfy the minimum withholding amount due; (ii) with respect to a Grantee who is not an executive officer or director of the Company nor subject to the reporting requirements of Section 16 of the Exchange Act at the time of such withholding, by the Company causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer; or (iii) by requiring the Grantee to pay to the Company, or make arrangements satisfactory to the Committee for payment of, the required tax withholding obligation.
7.    Section 409A of the Code. This Award is intended to constitute a “short term deferral” for purposes of Section 409A of the Code to the greatest extent possible and the Award will be administered and interpreted in accordance with that intent. To the extent that any provision of this Agreement is ambiguous as to its exemption from Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder are exempt from Section 409A of the Code. Solely for purposes of Section 409A of the Code, each issuance of Shares on (or shortly following) a Vesting Date shall be considered a separate payment. The Company makes no representation or warranty and shall have no liability to the Grantee or any other person if any provisions of this Award are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.
8.    Miscellaneous Provisions.
(a)    Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
(b)     Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Grantee in exchange for, or by virtue of his or her ownership of, this Award or Shares acquired pursuant thereto.
(c)    Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.
(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Utah, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Utah.
(e)    Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
(f)    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(g)    Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
(h)    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
(i)    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
(j)    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9.    Acknowledgements of the Grantee.
(a)    The Grantee represents and agrees that the Shares to be acquired upon settlement of this Award will be acquired for investment, and not with a view to the sale or distribution thereof.
(b)    In the event that the sale or issuance of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Grantee shall represent and agree at the time of settlement of this Award resulting in the transfer of Shares that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
(c)    Neither the Company nor any Subsidiary or affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary or affiliate to terminate the Service Relationship of the Grantee at any time.
(d)    The Grantee understands that the Shares may not be registered under the Securities Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof).
(e)    The Grantee understands and agrees that he or she may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 5(d) hereof.
10.    Dispute Resolution.
(a)    Except as provided below, any dispute arising out of or relating to the Plan or this Award, this Agreement, or the breach, termination or validity of the Plan, this Award or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Salt Lake City, Utah.
(b)    The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.
(c)    The Company, the Grantee, each party to the Agreement and any other holder of Shares issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 10 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)    Each Party (i) hereby irrevocably submits to the jurisdiction of any federal or state court in Salt Lake County, Utah for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may becalled upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

Qualtrics International, Inc.

By:
Name:
Title:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the Award granted hereby is subject to the terms of the Plan and of this Agreement. The undersigned also hereby acknowledges and agrees that the Shares are subject to transfer restrictions as set forth in this Agreement and in the Plan. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan, are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE (Sign)

Printed name:

Address:

DESIGNATED BENEFICIARY (if Grantee wishes to designate beneficiary):

Beneficiary Name:
Address:

Exhibit B

Stock Option Agreement

INCENTIVE STOCK OPTION GRANT NOTICE
UNDER THE QUALTRICS INTERNATIONAL INC.
2014 STOCK OPTION AND GRANT PLAN

Pursuant to the Qualtrics International Inc. 2014 Stock Option and Grant Plan (the “Plan”), Qualtrics International Inc., a Delaware corporation (together with any successor, the “Company”), has granted to the individual named below, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Class B Common Stock, par value $0.0001 per share (“Common Stock”), of the Company indicated below (the “Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Incentive Stock Option Grant Notice (the “Grant Notice”), the attached Incentive Stock Option Agreement (the “Agreement”) and the Plan. This Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). To the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option.

Name of Optionee:	David Faugno (the “Optionee”)

No. of Shares:	1,030,000 Shares of Class B Common Stock

Grant Date:	[TBD]

Vesting Commencement Date:	[First date of employment] (the “Vesting Commencement Date”)

Expiration Date:	[(10 years after Grant Date)] (the “Expiration Date”)

Option Exercise Price/Share:	$[100% of Fair Market Value based on Company’s 409A valuation for Class B

Common Stock for the most recent date available prior to Optionee’s start date.] (the “Option Exercise Price”)

Vesting Schedule:
25 percent of the Shares shall vest and become exercisable on the first anniversary of the Vesting Commencement Date; provided that the Optionee continues to have a Service Relationship with the Company at such time. Thereafter, the remaining 75 percent of the Shares shall vest and become exercisable in 12 equal quarterly installments following the first anniversary of the Vesting Commencement Date, provided the Optionee continues to have a Service Relationship with the Company on each vesting date. Notwithstanding anything in the Agreement to the contrary, in the case of a Sale Event, this Stock Option and the Shares shall be treated as provided in Section 3(c) of the Plan; provided that, (i) the Company shall provide either that (x) this Stock Option shall be assumed, continued, or otherwise substituted pursuant to Section 3(c)(i)(A) of the Plan, or (y) all of the Shares shall vest and become exercisable immediately prior to (and subject to) consummation of the Sale Event, and (ii) in the event the Stock Option is assumed, continued, or otherwise substituted in a Sale Event, if the Optionee’s employment is terminated without Cause (as defined below) or the Optionee resigns for Good Reason (as defined below) on or within 12 months following such Sale Event, then, subject to the Optionee’s delivery to the Company of an effective release of claims against the Company, its affiliates, directors and officers in a form acceptable to the Company within 45 days after such termination, all of the Shares shall vest and become exercisable.

Notwithstanding anything in the Agreement to the contrary, if the Optionee’s employment is terminated without Cause or the Optionee resigns for Good Reason at any other time (i.e., not within 12 months following such a Sale Event), then, subject to the Optionee’s delivery to the Company of an effective release of claims against the Company, its affiliates, directors and officers in a form acceptable to the Company within 45 days after such termination, (a) if such termination occurs prior to the first anniversary of the Vesting Commencement Date, then the Shares shall partially vest and become exercisable as if such termination occurred immediately after the first anniversary of the Vesting Commencement Date and (b) if such termination occurs on or after the first anniversary of the Vesting Commencement Date, then the Shares shall partially vest and become exercisable as if such termination occurred exactly 3 months after the actual date of termination. For purposes hereof, (1) “Cause” shall mean (i) the Optionee’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Optionee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Optionee’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (iv) the Optionee’s material violation of any provision of any agreement(s) between the Optionee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions; and (2) “Good Reason” shall mean that the Optionee provides notice to the Company within 30 days after the first occurrence of one or more of the following events, the Company (or its successor) fails to cure such event within 30 days after receipt of such notice, and the Optionee resins within 14 days after such 30-day cure period: (i) a material diminution in the Optionee’s responsibilities, authority or duties, including without limitation a change in title alone; (ii) a material diminution in the Optionee’s base salary; or (iii) a material change in the geographic location at which the Optionee is required to provide services to the Company.

Attachments: Incentive Stock Option Agreement, 2014 Stock Option and Grant Plan

INCENTIVE STOCK OPTION AGREEMENT
UNDER THE QUALTRICS INTERNATIONAL INC.
2014 STOCK OPTION AND GRANT PLAN
All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.
1.    Vesting, Exercisability and Termination.
(a)    No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable.
(b)    Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable on the respective dates indicated below:
(i)This Stock Option shall initially be unvested and unexercisable.
(ii)This Stock Option shall vest and become exercisable in accordance with the
Vesting Schedule set forth in the Grant Notice.
(c)    Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case, to Section 3(c) of the Plan):
(i)    Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or Disability, this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or Disability or until the Expiration Date, if earlier.
(ii)    Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or Disability, unless a longer period of time is provided by the Committee, this Stock Option may be exercised, to the extent exercisable on the date of termination, for a period of 365 days from the date of termination or until the Expiration Date, if earlier.
For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees. Any portion of this Stock Option that is not vested and exercisable on the date of termination of the Service Relationship shall terminate immediately and be null and void.
(d)    It is understood and intended that this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after Grant Date of this Stock Option and further that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent this Stock Option and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) first become exercisable in any year, such options will not qualify as incentive stock options.
2.    Exercise of Stock Option.
(a)    The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Shares with respect to which this Stock Option is then exercisable. Such notice shall specify the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the methods described in Section 5 of the Plan, subject to the limitations contained in such Section of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.
(b)    Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.
3.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.
4.    Transferability of Stock Option. This Stock Option is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death.
5.    Restrictions on Transfer of Shares. The Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan; provided, however, notwithstanding anything in the Plan or this Agreement to the contrary, Section 9(c) of the Plan shall not apply to the Shares acquired upon exercise of the Stock Option.
6.    Miscellaneous Provisions.
(a)    Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
(b)    Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, this Stock Option or Shares acquired pursuant thereto.
(c)    Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.
(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of Utah, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Utah.
(e)    Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
(f)    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(g)    Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
(h)    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
(i)    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
(j)    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
7.    Dispute Resolution.
(a)    Except as provided below, any dispute arising out of or relating to the Plan or this Stock Option, this Agreement, or the breach, termination or validity of the Plan, this Stock Option or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Salt Lake City, Utah.
(b)    The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.
(c)    The Company, the Optionee, each party to the Agreement and any other holder of Shares issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 7 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.
(d)    Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

QUALTRICS INTERNATIONAL INC.

By:
Name:
Title:

Address

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that this Stock Option is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS SET FORTH IN SECTION 7 OF THIS AGREEMENT, are hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:

[SPOUSE’S CONSENT1
I acknowledge that I have read the
foregoing Incentive Stock Option
Agreement and understand the
contents thereof. ]

________________________________
1 A spouse’s consent is recommended only if the Optionee’s state of residence is one of the following community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

DESIGNATED BENEFICIARY:

Beneficiary’s Address:

Appendix A
STOCK OPTION EXERCISE NOTICE
Qualtrics International Inc.
Attention: President
Pursuant to the terms of the grant notice and stock option agreement between the undersigned and QualtricsInternational Inc. (the “Company”) dated                (the “Agreement”) under the Qualtrics International Inc. 2014 Stock Option and Grant Plan, I, [Insert Name]               , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $                representing the purchase price for [Fill in number of Shares]              Shares. I have chosen the following form(s) of payment:

[ ]	Cash
[ ] 2	Cert f ed or bank check payab e to Qua tr cs Internat ona Inc
	[ ] 3	Other (as referenced n the Agreement and descr bed n the P an (p ease descr be))
__________________________________________________
In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:
(i)    I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.
(ii)    I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.
(iii)    I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
(iv)    I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.
(v)    I understand that the Shares may not be registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.
(vi)    I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan, including without limitation, the transfer restrictions set forth in Section 9 of the Plan.
(vii)    I understand and agree that the Company has a right of first refusal with respect to the Shares pursuant to Section 9(b) of the Plan.

(viii)    I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 9(f) of the Plan.

Sincerely yours,

Name:

Address:

Date: